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                                  EXHIBIT 11
                             ROSLYN BANCORP, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

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
                                                                                 THREE MONTHS
                                                                                     ENDED
                                                                                 JUNE 30, 1997
                                                                                 -------------

Net income                                                                       $      10,467
                                                                                 -------------

Weighted average common shares outstanding                                          40,253,165

Common stock equivalents due to dilutive effect of stock options                             -
                                                                                 -------------

Total weighted average common shares and equivalents outstanding                    40,253,165
                                                                                 =============

Primary earnings per common and common share equivalents                         $        0.26
                                                                                 =============

Total weighted average common shares and equivalents outstanding                    40,253,165

Additional dilutive shares using ending period market value versus average market value for the period when utilizing the treasury
  stock method regarding stock options                                                       -
                                                                                 -------------

Total shares for fully dilutive earnings per share                                  40,253,165
                                                                                 =============

Fully dilutive earnings per common and common share equivalents                  $        0.26
                                                                                 =============
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